Exhibit 23.1

Kreit & Chiu CPA LLP

200 Park Ave, 16th Floor, # 1014

New York, NY 10017

(949) 326-CPAS (2727)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 31, 2023 relating to the financial statements of Maison Solutions Inc. as of and for the year ended April 30, 2023 , which appears in Maison Solutions, Inc.'s Annual Report on Form 10-K for the year ended April 30, 2023.

/s/ Kreit & Chiu CPA LLP

Los Angeles, California

October 13, 2023